UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 28, 2022(Date of earliest event reported)

Ritchie Bros. Auctioneers Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-13425	98-0626225
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

9500 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J0C6

(Address of principal executive offices) (Zip Code)

(778) 331-5500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	RBA	New York Stock Exchange
Common Share Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 27, 2022, the Company held its 2022 annual and special meeting of shareholders (the “Meeting”). Proxies with respect to the matters voted upon at the Meeting were solicited under Regulation 14A of the Securities Exchange Act of 1934, as amended. All of the resolutions put forward at the Meeting were approved. The final voting results of the Meeting are set out below:

(1)    Election of Directors. The Company’s shareholders elected the following 9 nominees to the Board. Each of the nominees will serve for a one-year term and hold office until the next annual meeting of shareholders, unless he or she sooner ceases to hold office. The following table sets forth the vote of the shareholders at the Meeting with respect to the election of directors:

Nominee	For	Withheld	Abstain	Broker Non-Vote
Erik Olsson	86,616,756	7,384,092	-	1,505,334
Ann Fandozzi	93,698,494	302,354	-	1,505,334
Christopher Zimmerman	92,155,252	1,845,596	-	1,505,334
Bob Elton	91,804,953	2,195,895	-	1,505,334
Sarah Raiss	92,059,991	1,940,857	-	1,505,334
Adam DeWitt	93,155,283	845,565	-	1,505,334
Lisa Hook	93,136,177	864,671	-	1,505,334
Mahesh Shah	93,694,591	306,257	-	1,505,334
Carol M. Stephenson	93,623,983	376,865	-	1,505,334

(2)    Appointment of Ernst & Young LLP. The Company’s shareholders approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm until the next annual meeting of the Company and authorized the audit committee of the Board to fix their remuneration. The following table sets forth the vote of the shareholders at the Meeting with respect to the appointment of Ernst & Young LLP:

For	Withheld	Abstain	Broker Non-Vote
95,257,865	237,017	11,300	-

(3)    Advisory Vote on Executive Compensation. The Company’s shareholders approved the non-binding advisory resolution, commonly known as a “Say on Pay” proposal, regarding the compensation of the Company’s named executive officers. The following table sets forth the vote of the shareholders at the Meeting with respect to the advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Vote
78,520,207	15,460,632	20,009	1,505,334

(4)    Reconfirmation of Amended and Restated Shareholder Rights Plan Agreement. The Company’s shareholders approved the ordinary resolution reconfirming the Amended and Restated Shareholder Rights Plan Agreement, dated as of February 28, 2019, between the Company and Computershare Investor Services Inc. as described in the Company’s Proxy Statement dated March 15, 2022. The following table sets forth the vote of the shareholders at the Meeting with respect to reconfirming the Amended and Restated Shareholder Rights Plan Agreement:

For	Against	Abstain	Broker Non-Vote
87,873,035	6,109,608	18,205	1,505,334

(5)    Increase Maximum Number of Directors from Ten to Twelve. The Company’s shareholders approved the special resolution authorizing the Company to amend its articles to increase the maximum number of directors of the Company from ten (10) to twelve (12). The following table sets forth the vote of the shareholders at the Meeting with respect to the increase in the maximum number of directors of the Company:

For	Against	Abstain	Broker Non-Vote
95,411,752	65,026	29,404	-

(6)    Advisory Vote on Executive Compensation. The Company’s shareholders voted upon the non-binding advisory resolution regarding the frequency with which the Company includes in its Proxy Statement a “Say on Pay” proposal. The following table sets forth the vote of the shareholders at the Meeting with respect to the frequency of shareholder votes on executive compensation:

One Year	Two Years	Three Years	Abstain
93,513,301	13,637	452,285	21,625

Based on the foregoing vote, the Company will continue its existing policy of including a non-binding advisory vote on named executive officer compensation in its proxy materials every year until the next shareholder vote on the frequency of the advisory vote on named executive officer compensation is required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2022	Ritchie Bros. Auctioneers Incorporated

	By:	/s/ Darren Watt
Darren Watt
General Counsel & Corporate Secretary